UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PLAINS ALL AMERICAN PIPELINE, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	76-0582150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 1600 Houston, Texas 77002 (Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common units representing limited partner interests	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Plains All American Pipeline, L.P. (the “Partnership”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its common units representing limited partner interests in the Partnership (“Common Units”) from The New York Stock Exchange (the “NYSE”) to The Nasdaq Global Select Market of The Nasdaq Stock Market LLC (“Nasdaq”). The Partnership expects the listing and trading of its Common Units on the NYSE to cease at the close of trading on December 11, 2020 and that trading of its Common Units will commence on Nasdaq on the next trading day, December 14, 2020.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Units set forth in Exhibit 4.19 to the Partnership’s Annual Report on Form 10-K (Registration No. 001-14569), filed with the Securities and Exchange Commission on February 27, 2020, and as amended from time to time by the Partnership, is incorporated herein by reference, except that any reference to the New York Stock Exchange is hereby amended to refer to The NASDAQ Stock Market.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for this registration statement on Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
By:	PAA GP LLC, its general partner
By:	Plains AAP, L.P., its sole member
By:	Plains All American GP LLC, its general partner

Date: December 11, 2020	By:	/s/ Richard McGee
Richard McGee
Executive Vice President